Exhibit 10.1

FORM OF
AMENDMENT TO ISSUER WARRANT TRANSACTION
AND ADDITIONAL ISSUER WARRANT TRANSACTION

dated as of June 11, 2014

[ ]	and	ALLIANCE DATA SYSTEMS CORPORATION

have entered into: (1) a Confirmation pertaining to the Issuer Warrant Transaction, dated May 27, 2009 (as amended, supplemented or otherwise modified prior to the date hereof, the “Base Warrant Confirmation”); and (2) a Confirmation pertaining to the Additional Issuer Warrant Transaction, dated June 4, 2009 (as amended, supplemented or otherwise modified prior to the date hereof, the “Additional Warrant Confirmation” and, together with the Base Warrant Confirmation, the “Confirmations”). Capitalized terms not otherwise defined herein shall have the meaning specified in the applicable Confirmation.

The parties hereby amend each Confirmation as set forth in this Amendment (this “Amendment”).

Accordingly, the parties agree as follows:—

1.           Amendments

(a)           Annex A of the Base Warrant Confirmation is amended and restated in its entirety as set forth in Exhibit 1.

(b)           Annex A of the Additional Warrant Confirmation is amended and restated in its entirety as set forth in Exhibit 2.

(c)           The definition of “Final Disruption Date” in each of the Base Warrant Confirmation and Additional Warrant Confirmation is amended and restated as follows:

“Final Disruption Date” means August 25, 2014.

(d)           The following definition of “Settlement Date” is hereby added to each of the Base Warrant Confirmation and Additional Warrant Confirmation after the definition of “Net Share Settlement”:

“Settlement Date:
Subject to Section 9.4 of the Equity Definitions in the case of a Settlement Disruption Event, (i) the Settlement Date for each Component with an Expiration Date occurring on or prior to the last Scheduled Trading Day in June 2014 shall be the third Scheduled Trading Day following the last Scheduled Trading Day in June 2014, (ii) the Settlement Date for each Component with an Expiration Date occurring on or after the first Scheduled Trading Day in July 2014 and on or prior to the last Scheduled Trading Day in July 2014 shall be the third Scheduled Trading Day following the last Scheduled Trading Day in July 2014, and (iii) the Settlement Date for each Component with an Expiration Date occurring on or after the first Scheduled Trading Day in August 2014 shall be the third Scheduled Trading Day immediately following the final Expiration Date.”

2.           Amendment Amount

(a)           Issuer shall pay to Dealer $[1,450,592.60] (the “Amendment Amount”) in immediately available funds prior to the closing time of the settlement systems for USD-denominated fund transfers in the United States on the date hereof and the effectiveness of this Amendment shall be conditioned on Dealer’s timely receipt of the Amendment Amount.

3.           Representations and Agreements of Issuer

In addition to the representations and warranties in each Agreement governing a Confirmation and those contained elsewhere herein, Issuer represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(a)           On the date hereof (i) Issuer is not aware of any material nonpublic information regarding Issuer or the Shares and (ii) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b)           Issuer is not entering into this Amendment to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(c)           Issuer shall not engage in any “distribution” as such term is defined in Regulation M under the Exchange Act (“Regulation M”), other than a distribution as to which the exceptions set forth in Section 101(b)(10) and 102(b)(7) of Regulation M are available, from the first Expiration Date until the second Exchange Business Day immediately following the final Expiration Date.

(d)           Other than (i) purchases from, by or on behalf of directors, officers and employees of Issuer and its affiliates that are not “Rule 10b-18 purchases” as such term is defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”) and (ii) purchases pursuant to any preexisting obligation arising under any employee benefit plan of Issuer or its subsidiaries, neither Issuer nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18) shall, during the period from and including the first Expiration Date to and including the final Expiration Date, directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares.

5.           Mutual Representations

Each party represents to the other party that:—

(a)           Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)           Powers.  It has the power to execute and deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c)           No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)           Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)           Obligations Binding.  Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(f)           Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event (each as defined in the applicable Agreement) with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Amendment.

6.           Miscellaneous

(a)           Entire Agreement.  Each Agreement and this Amendment constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)           Amendments.  No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

(c)           Counterparts.  This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)           Headings.  The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)           Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(f)           Agreement Continuation.  Each Agreement (including the applicable Confirmation), as modified herein, shall continue in full force and effect.  All references to an Agreement (including the applicable Confirmation) in such Agreement or any document related thereto shall for all purposes constitute references to such Agreement (including the applicable Confirmation) as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

ALLIANCE DATA SYSTEMS CORPORATION

By:          /s/ Brian B. Gore
Name: Brian B. Gore
Title: Senior Vice President and Treasurer

[                              ]

By:          _______________________
Name:
Title:

[Signature Page to Amendment to
Issuer Warrant Transaction and Additional Issuer Warrant Transaction]